UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                               September 19, 2002
                      ------------------------------------
                Date of Report (Date of earliest event reported)

                           APPIANT TECHNOLOGIES, INC.
               ---------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                        0-21999                  84-1360852
        --------                        -------                  ----------
(State or other Jurisdiction      (S.E.C. File Number)         (IRS Employer
     of Incorporation)                                      Identification  No.)

                                6663 Owens Drive
                              Pleasanton, CA 94588
                          ----------------------------
          (Address of principal executive offices, including zip code)

                                 (925) 251-3200
                               -------------------
              (Registrant's telephone number, including area code)

                                 Not applicable
                               ------------------
          (Former name or former address, if changed since last report)


Item  5.  Other  events.

     On  September  12,  2002,  the  Company requested a hearing before a NASDAQ
Listing Qualifications Panel in order to appeal a NASDAQ Staff Determination indicating that, in association with its recent private placement of $3.525 million to accredited investors, the Company does not comply with the shareholder approval provisions set forth in Marketplace Rules 4350(i)(1)(B) and 4350(i)(1)(D)(ii), and that the Company's securities are subject to delisting from the NASDAQ Small Cap Market on September 13, 2002. The Staff Determination found that certain provisions of the placement documents as drafted required shareholder approval prior to finalization of the placement, and that other provisions provided for prohibited alternative outcomes should shareholder approval not be granted.

     In light of the Company's request, the delisting of the Company's securities will be stayed pending the Panel's decision. There can be no assurance that the Panel will grant the Company's request for continued listing.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Appiant Technologies, Inc.
                                            --------------------------


September 19, 2002                          By:  /s/  Douglas S. Zorn
------------------                          -------------------------------
                                            Douglas S. Zorn
                                            President & CEO